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                                                                   EXHIBIT 10.28

                                                    Strategic Alliance Agreement
                                                                TurboChef/Maytag
                                                                  Schedule No. 2

FIRST EXTENSION of the XXXXXXXXXXX XXXXXXX XXXXXXXX PROJECT RESEARCH AGREEMENT


        This First Extension of the XXXXXXXXXXX XXXXXXX XXXXXXXX Project Research Agreement (XXXX XXXXXXXXXX or the "Agreement") is made and entered into this 4th day of March 1998, by and between MAYTAG CORPORATION, a Delaware corporation ("Maytag") and TURBOCHEF, INC. a Delaware corporation ("TurboChef").

                                  WITNESSETH:

     WHEREAS, Maytag and TurboChef have entered into that certain Strategic Alliance Agreement dated September 26th, 1997 (the ""Alliance Agreement"), pursuant to which the parties agreed to work together in the development and commercialization of highly innovative products based on leading edge technologies with respect to heat transfer, thermodynamics and controls; and

     WHEREAS, the parties entered into that certain XXXXXXXXXXX XXXXXXX
XXXXXXXX Research Agreement dated September 26, 1997 (XXXXXX) and expiring on March 26, 1998, pursuant to which the parties conducted research with respect to a XXXXXXXXXXX XXXXXXX XXXXXXXX for North America; and

     WHEREAS, the parties now desire to continue the research and to evaluate the commercialization of a XXXXXXXXXXX XXXXXXX XXXXXXXX for North America; and

     WHEREAS, the parties now desire to set forth this understanding as to the manner in which the XXXXXXX phase of such XXXXXXXXXXX XXXXXXX XXXXXXXX project (the "Project") shall be implemented.

     NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties herein contained, the sufficiency whereof being acknowledged by each of them, the parties hereto hereby agree as follows:

                                   ARTICLE I
                             FRAMEWORK FOR PROJECT

     1.1 Personnel. Maytag and Turbo Chef shall each maintain the team comprised of qualified persons to participate in the Project on behalf of such party. Each team will continue to be managed by a project leader appointed by the respective party. The project leaders shall be responsible for, among other things, insuring that their respective team members devote sufficient time to the Project such that the assigned tasks can be accompanied in a timely manner. During the term of this


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Agreement, the two project leaders shall communicate with each other on a regular basis with respect to the Project and shall meet in person not less than once per month to evaluate the progress of the Project and to establish Project milestones.

     1.2 Costs. Each party shall be solely responsible for the costs and expenses incurred by such party in participating in the Project, including, without limitation, personnel costs and out-of-pocket costs such as travel and lodging expenses.

                                  ARTICLE II
                             DUTIES OF THE PARTIES

     2.1 Maytag Duties. During the term of this Agreement, Maytag shall perform the following duties in connection with the Project:

            (a) Conduct market research in the United States for the purpose of determining the most effective methods to commercialize TurboChef's proprietary cooking technologies for XXXXXXXXXXX customers;

            (b) Provide industrial design expertise in connection with the development of prototypes of products for the XXXXXXXXXXX XXXXXXX market;

            (c) Revise the business plan (prepared in connection with the initial XXXXX agreement dated September 26, 1997), as appropriate to reflect market research findings with respect to the commercialization of TurboChef's proprietary cooking technologies in the XXXXXXXXXXX XXXXXXXXX market;

            (d) Maintain a project team comprised of qualified persons, as determined by Maytag, with the particular expertise required to perform the tasks contemplated by subparagraphs (a) - (c) hereinabove.

     2.2 TurboChef Duties. During the term of this Agreement, TurboChef shall perform the following duties in connection with the Project:

            (a) Provide Maytag with access to all relevant proprietary data with respect to TurboChef's cooking technologies, including, without limitation, copies of all current drawings, specifications and patents utilized by TurboChef in designing and manufacturing its commercial cooking systems;

            (b) Design and construct one or more XXXXXXXXXXX XXXXXXX XXXXXXXXX prototype(s), which accommodate XXXXXXX XXX, XXXX XXXX XXX XXXXXXXXXXXXX XXXX, design platforms;

            (c) Make reasonable best efforts to refine and modify the prototype(s) of XXXXXXXXXXX XXXXXXX XXXXXXX developed by TurboChef to respond to the requirements of the XXXXXXXXXXX market as determined by Maytag's market research;

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            (d) Maintain a project team comprised of qualified persons, as determined by TurboChef, with the particular expertise required to perform the tasks contemplated by subparagraphs (a) - (c) hereinabove and make reasonable best efforts to make resources available to meet the objectives of the Agreement and the milestones established by the project leaders.

                                  ARTICLE III
                              PROJECT INVESTMENTS

     3.1 Maytag Research and Development Fee. In addition to performing the duties described in Section 2.1 hereof, Maytag hereby agrees to pay to TurboChef a non-refundable research and development fee in the aggregate amount of Three Million Six Hundred Thousand Dollars ($3,600,000.00), to underwrite certain research and development costs associated with the Project. Maytag shall pay such amount in twelve (12) equal monthly installments of Three Hundred thousand Dollars ($300,000.00) each. The initial installment shall be due on April 1, 1998 and each subsequent installment shall be due no later than the first (1st) day of each month thereafter during the term of this Agreement.

     3.2 As contemplated in Section 1.4 of the Alliance Agreement, the parties intend to negotiate in good faith one or more Commercialization Agreements that will include the licensing of TurboChef's proprietary cooking technology, and which will include royalties. In their royalty negotiations, the parties will take into consideration the factors referenced in Section 1.4 of the Alliance Agreement, the value of TurboChef's proprietary cooking technologies, and whether the royalty is for an exclusive or nonexclusive license. While it is acknowledged that the parties have not yet agreed upon a royalty rate, both parties do acknowledge that a royalty rate of XX to XXX of the wholesale price has been discussed as a reasonable target range, subject to the determination of certain costs, targeted selling prices and projected unit sales volumes. With regard to minimum annual royalty referenced in Section 3.3 below, the parties will also take into consideration the projected annual sales volumes of the products to be commercialized.

     3.3 In consideration for Maytag's agreement to pay the non-refundable research fee set forth in Section 3.1 above, TurboChef hereby grants to Maytag the exclusive right throughout North America to market, distribute and sell XXXXXXXXXXX XXXXXXX XXXXXXXXXX which utilize TurboChef proprietary cooking technologies, subject, however to Maytag meeting minimum annual royalty payments as mutually agreed, but if Maytag fails to meet the agreed minimum annual royalty payments, the right shall become nonexclusive. However, in the event the parties are not able to agree on minimum annual royalty payments, Maytag's exclusive right throughout North America to market, distribute and sell XXXXXXXXXXX XXXXXXX XXXXXXXXXX which utilize TurboChef proprietary cooking technologies shall be limited to a period of two years after the term of this Agreement at which time it shall become nonexclusive, subject, however, solely at TurboChef's option, to being converted to a nonexclusive right at any time during said two-year period by the payment of Five Million One Hundred Thousand Dollars ($5,100,000.00) to Maytag by TurboChef.

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                                  ARTICLE IV
                                     TERM

     The initial term of this Agreement shall be twelve (12) months commencing on March 27, 1998, unless terminated sooner pursuant to the terms of the Alliance Agreement or by mutual agreement. At the end of the initial term of this Agreement the parties may mutually agree to extend this Agreement for any period. All rights granted under this Agreement shall survive termination of the Alliance Agreement as provided in Section 3.8 of the Alliance Agreement.

                                   ARTICLE V
                                  EXCLUSIVITY

     Except as set forth in this Agreement, during the term of this Agreement, neither party, nor any of their respective affiliates, whether alone or in conjunction with any other person, shall in any manner, without the written consent of the other party, directly, directly or indirectly participate in, propose or in any other way support, or agree to participate in, propose or support the development and/or commercialization of a XXXXXXXXXXX XXXXXXX XXXXXXXXX for sale in North America utilizing TurboChef's technologies and similar high speed cooking technologies. This excludes any desire Maytag may have to further develop XXXXXXXXX with a third party, provided the further development does not include TurboChef technologies without the consent of TurboChef.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


        TURBOCHEF:                                      TURBOCHEF:


                                              /s/ Philip R. McKee
                                              ---------------------------------
                                              Name:  Philip R. McKee
                                              Title: President, CEO


        MAYTAG:                                     MAYTAG CORPORATION:


                                              /s/ John M. Dupuy
                                              ---------------------------------
                                              Name:  John M. Dupuy
                                              Title: V.P. Strategic Planning

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